EXHIBIT 99.2
Conference Call Transcript
IEX — Q1 2011 IDEX Corp Earnings Conference Call
CORPORATE PARTICIPANTS
Bruce Manning
IDEX Corporation — Director of Corporate Finance
Larry Kingsley
IDEX Corporation — Chairman, CEO
CONFERENCE CALL PARTICIPANTS
Robert Barry
UBS — Analyst
Wendy Caplan
SunTrust Robinson Humphrey — Analyst
Scott Graham
Jefferies & Co. — Analyst
Matt Summerville
KeyBanc Capital Markets — Analyst
Chris Wiggins
Oppenheimer & Co. — Analyst
Charlie Brady
BMO Capital Markets — Analyst
Walt Liptak
Barrington Research Associates, Inc. — Analyst
Mark Barbalato
Vertical Research Partners — Analyst
PRESENTATION
Operator
Good morning. My name is Susan and I will be your conference operator today. At this time I would like to welcome everyone to the IDEX first-quarter 2011 earnings conference call.
(Operator Instructions)
After the speakers remarks there will be a question and answer session.
(Operator Instructions)

Mr. Bruce Manning, Director of Corporate Finance, you may begin your conference.
Bruce Manning — Idex Corp — Director of Corporate Finance
Thanks, Susan. Good morning everyone, and thank you for joining us for our discussion of IDEX first-quarter 2011 financial results. Last night we issued a press release outlining our Company’s financial and operating performance for the three month period ending March 31, 2011. The press release, along with presentation slides to be used during today’s webcast, can be accessed on our Company website at www.IDEXcorp.com. Joining me today from IDEX management are Larry Kingsley, Chairman and CEO; Heath Mitts, Vice President and CFO; and Mike Yates, Vice President and Chief Accounting Officer.
The format for our call today is as follows, we will walk through a big picture global environment look and the impact there on IDEX, as well as offer an updated status on the end-markets we serve. We will then walk through Company results, in our four business segments. And finally we will wrap up with our updated outlook for 2011.
Following our prepared remarks we will then open the call for your questions. Should you need to exit the call for any reason you may access a complete replay, beginning approximately two hours after the call concludes, by dialing the toll-free number 800-642-1687 and entering conference ID number 56253366. Or simply log onto our Company home page for the webcast replay.
Before we begin, a brief reminder. This call may contain certain forward-looking statements that are subject to the Safe Harbor language in today’s press release, and in IDEX’s filings with the Securities and Exchange Commission. With that I will now turn this call over to our Chairman and CEO, Larry Kingsley. Larry?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Thank you, Bruce. Good morning everyone. I’m on slide 5 of our presentation. As Bruce mentioned, we will take a couple minutes here and talk about the big picture, the environment, and then we’ll dive into the quarter. I am going to talk about inflation, the recent global events and a little bit about our end-markets. Our strategy, which focuses on the development of niche applications-intensive markets continues to pay off, and pay off well.
The majority of the markets we serve continue to grow at a pace as two times GDP. We continue to complement that growth with initiatives to introduce new products, to expand the serve markets and to improve our global market reach. And our robust but nimble operating model, ensures bottom-line performance. Mixed modeling remains at the foundation of all of what we do to drive customer satisfaction, to enable the growth and operational productivity. And we continue to step up our global sourcing organization and execution to drive year-over-year material cost savings.
Another very key element within our operating model and our product scope, is our ability to capture price. The customized nature of our product facilitates this, but especially so in an inflationary environment. Last call, we explained a slight unfavorable price, versus inbound material equation in Q4. Price offset material inflation in Q1, and for the full year this year, we expect price to offset material inflation.
We are obviously cognizant that we must achieve total cost reduction for our customers. At the same time we successfully demonstrated how all of what we provide is enabling their value propositions, in the case of OEMs, and is driving reduced operating costs where we directly serve our end-user customers. And we continue to achieve global price, similar to the developed market pricing, in almost all of our end markets. So as we continue to grow faster outside of the US and Europe, it should not adversely impact our business mix.
So we have the appropriate pricing measures and actions mapped to combat year-over-year inflation at current levels, and we can realize further increases if necessary. So no worries regarding material inflation at this time. We’re daily, actively assessing, but it looks like we’re well-positioned and well-prepared.

As far as the implications associated with recent global events, we have seen recuse tool program cancellations in the Middle East. In total it’ll cost us between $3 million to $4 million of revenue for the remainder of the year, but all of our fluid metering Middle East activity appears to be unaffected. And we continue to monitor the terrible Japanese seismic events and associated influence on market demand and the supply chain, but we do not anticipate any significant impact to demand or to the supply chain. As global growth continues to accelerate, and I’ll speak in a minute about a couple of key accomplishments and wins that are upside, which will mitigate issues in the Middle East and a little bit in Japan.
The ongoing US local, the state and federal budget wrangling, is playing out as anticipated, so no change versus our Q1 discussion regarding water programs or fire suppression equipment purchases. And so net-net regarding the current events in the macro environment, we’re in good shape to grow and drive profitability; and our cash generation capability is looking very good.
The M&A environment is still a seller’s market, however, we have a very solid opportunity set, and that’s both short and long-term, and we’ll accelerate capital deployment here as we have a clear path to close some meaningful transactions and significantly build out our health and science segment. Stay tuned. More to come in the short-term with regard to M&A.
Turning to the next slide, I’m going to walk quickly through our serve markets. Our rescue business is supporting dramatic global growth as emerging countries seek to outfit their first responders with more advanced tools. And our new eDRAULIC product continues to impress, even in the US, departments that perhaps wouldn’t spend in this environment, are finding ways to fund the purchase of the new product line.
And our dispensing serve markets, international growth, while modest, is helping to partially offset North American market softness. And in the fluid metering space, the chemical and industrial process markets are strong and were performing very well. Major chemical projects in China are moving forward and our new products built for the local Chinese market are selling quite well. Within the US we are supporting capacity expansion now on top of strong implant engineering and MRO spend.
Within water, international growth continues, particularly in the UK with the Amp 5 project work and continuation there. Other parts of Europe and the Middle East are growing as well though, and within the US the municipal budgets and funding mechanisms do remain challenged. But there still are very good projects to be won, and we’re executing. We are winning them. Energy is obviously doing very well. Within our agriculture end-markets we are realizing very strong OEM and after-market demands.
And then moving over to the health and science markets. Life science, diagnostics, and all of the rest that is the focus of our HST strategy is doing very well, really benefiting from the growing demand for testing. Whether it is clinical or water or food or air. And also the biotech markets continue to perform really well. The Pharma space, particularly the lab space within Pharma, is strong and again better internationally than in the US.
So, simply stated, regarding markets and demand, the international revenue profile is very healthy and growing. It is great. The domestic business is generally good, with the public sector as anticipated. But with generally healthy forward-looking indicators. So, we feel good about the full year based on strong demands and we have taken our guidance up accordingly.
And now with regard to the results for the quarter. So, for the quarter sales were up 20% in total, that is up 12% organically. All of our segments grew very nicely in the first quarter, with the exception of dispensing, which was down just modestly. Q1 EPS was $0.57, that is up $0.11, or 24% over Q1 of last year. The $0.57 was inclusive of about $2.6 million of out-of-pocket expense associated with the completed and upcoming acquisitions.
So, from an operational performance standpoint, it was a $0.59 quarter, which is up 28% over Q1 of last year. The Q1 operating margin of 18.2% was up 140 basis points from the prior year. Productivity was strong with solid operating leverage on the organic growth, and our team has done a great job, managing inflation as I mentioned. You will see as we go through the segment details, just strong across the board performance. And finally, free cash flow was $20 million, similar to the same quarter a year ago based on solid operating conversion, and offset somewhat incremental 2010 compensation payouts.
So I will begin the segment walk with fluid metering, and I’m on slide 8. For the quarter, orders were up 23%, up 21% organically. Backlog grew significantly during the quarter, as current bookings support our organic growth projections. Our global presence, specifically in the energy and chemical areas as I mentioned, is really driving the growth but solid execution just across the board in the segment.
Sales increased 17% for the quarter, that’s up 15% on an organic basis. Operating margin of 20.6% was up 180 basis points from the prior year. And within FMT especially, within FMT the team did a great job more than offsetting inflation. The FMT team is off to a strong start for the year and they have line of sight to most of their organic initiatives, and the quote activity is quite strong.

So, onto health and science, orders were up 31% for the quarter, that is up 8% organically. Sales increased 43%, up 19% on an organic basis. Operating margin of 23.3% was up 160 basis points from the prior year, as we leveraged well here too. HST performance continues to be just outstanding across all products and markets. Within the strong instrumentation base we serve, we continue to gain share on customer platforms and progress that we made in the regions, particularly in Asia, has contributed to our outstanding growth. The HST segment will continue to perform well. The markets we serve are growing much faster than GDP and we will outgrow the markets, as we have.
In the last call we discussed the recent acquisition of AT Films, which enhances the build-out of our Photonics platform within HST. We also recently closed on the acquisition of Microfluidics, adding to our Pharma platform. The integration of these businesses is going very well. And we will continue to build-out in the HST space, as said. It remains our first priority for capital deployment. And finally, before we move over to dispensing, within the first quarter we completed the move of our Pharma platform to HST from FMT, to better align from a market perspective. And our reported results reflect this change.
So now in to dispensing. Orders were down 12%, down 13% organically. Sales were down 4%, down 5% organically. Operating margin of 17.5% is down, versus the prior-year, but as you can see we continue to achieve very respectable margin at current volumes. A testament to the great job that we have done to improving profitability here. We are realizing expected growth from emerging economies, particularly places like Eastern Europe, Turkey, Russia, the Ukraine, China, and other developing areas.
And so while we see North America and Europe not recovering this year, but will next, we’re very productive at the current sales levels. And achieving very good margin on the lower volume. So with the cost structure we now have in place as we said last quarter we should realize just tremendous flow-through on the recovering volume.
And finally onto fire and safety. This segment continues to perform well, particularly given the municipal spend environment. Orders were up 4%, up 3% organically. Sales increased 5% of 4% on an organic basis. And operating margin of 23.2% was up 200 basis points from the first-quarter of last year. And as we previously said, the North American fire market will remain soft for the short-term, but we’re offsetting that domestic market with growing business internationally and the markets there are quite strong.
The rescue tools business continues to excel. Global growth is certainly outpacing domestic growth. In China the central government is allocating significant spend to natural disaster recovery capability. And they intend to cover essentially all of China with rescue tools, and this has been and will continue to be a fantastic opportunity for us. Our band clamping business is performing very well, even better than expected. The growth is coming from outside of their core markets and it should enable continued very strong, organic contribution.
So in summary for the Company, broad-based growth. Minimal market segment softness. Our global expansion investment is paying off and quickly. And our operating model is allowing us to support further investments while accruing margin. So I’m to slide 12, our guidance update. We expect Q2 EPS to be in the $0.58 to $0.60 range now. Q2 organic revenue growth will be 7% to 8%. FX will have a positive year-over-year impact on Q2 sales of approximately 3%.
For the full year we now anticipate that organic revenue growth will be in the high single digits and EPS will be in the range of $2.30 to $2.40, 16% to 21% higher than 2010. Operating margin for the Company for the full year will exceed 18%. We’ll have — we’ll continue to flow-through on the incremental organic revenue between 30% and 35%. As far as other modeling items, the 2011 tax rate is anticipated to be 32.5%. Full-year CapEx will be $34 million to $36 million. And we, as we have always demonstrated, will continue to convert cash extremely well, well in excess of net income. And again, our earnings projections exclude future acquisitions and related costs for the remainder of the year.
So with that, we are going to open the line to your questions. Operator?

QUESTION AND ANSWER
Operator
     (Operator Instructions) Your first question comes from the line of Robert Barry with UBS.
Robert Barry — UBS — Analyst
I think last quarter you said you were looking for mid-to high single digit growth in FMT and high single to low double digit growth in HST and the quarter you just put up mid-to high teens of revenue growth in those businesses so I’m wondering about how should we be thinking about the rest of the year?
Larry Kingsley — IDEX Corporation — Chairman, CEO
We do not hear the first part of your question but I think I got the gist of it, Robert.
Robert Barry — UBS — Analyst
You seem to be tracking well ahead of the growth rates you were expecting for FMT and HST.
Larry Kingsley — IDEX Corporation — Chairman, CEO
Yes, HST is tracking very similar to what we would have anticipated. As I said in the prepared remarks, the markets there are strong. We do not see any abating from any of the target health and science markets and even the markets within HST that are more commercial and less health are performing extremely well. So you know we talked last quarter about double digit organic expectations for the full year. That is consistent with our view now and we will see a little bit quarter-to-quarter organic orders per abation but if you think about how it sets up for the full year, double digit is our expectation. FMT, you are right, it accelerated in the first quarter. We built a fair amount of backlog. And as I said in the prepared remarks, it was pretty broad-based. I think at this point, you know, it is still early. We are going to let it play out a bit but we should expect slightly improved organic performance out of FMT as we work our way through the year. We are set up nicely. Otherwise it’s pretty consistent with what we characterized in the prior couple calls.
Robert Barry — UBS — Analyst
I mean, do you think you can see mid-to-upper teens growth in HST?

Larry Kingsley — IDEX Corporation — Chairman, CEO
No, I would not model mid-to upper teens organic growth in HST. I think you know stick with a double digit assumptions. You may get the low teens at the very high end, but that would be a good way to think about it.
Robert Barry — UBS — Analyst
Yes, could you talk about how much of the revenue growth in the quarter came from pricing?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Not that much. You know, we offset material inflation but if you look at how much of it was price per se, it is 100, maybe as much as 120 BIPS.
Robert Barry — UBS — Analyst
Okay, and what is the expectation of the year of that high single digit revenue growth? How much of that would be pricing would you think?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Similar.
Robert Barry — UBS — Analyst
Okay. And then lastly, I was wondering what your expectation was in the fire and safety business as we progress through the year. I know you had been looking for a mid-to high single-digit growth there. I think it was about 4% in the quarter and the cops get tougher. Do you think there will be some acceleration there? At that middle east $3 million to $4 million impact? Is that weighing on the growth?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Well, yes.
Robert Barry — UBS — Analyst
I mean, obviously it is a little bit but it probably only accounts for about 1%.

Larry Kingsley — IDEX Corporation — Chairman, CEO
That’s right. If you look at, we didn’t quantify, but to give you a little more color the rescue business continues to win very nice, pretty significant, large organic opportunities with China at the top of the list. So we have got the first half of a very large commitment coming out of China for rescue tools which will ship through the remainder of this year. I think mid-single digit assumptions is a good way to think about it FSD. And that would assume, you know, some domestic market softness for fire within that statement.
Robert Barry — UBS — Analyst
     Okay. Okay, great. Thank you.
Operator
     Our next question comes from the line of Wendy Caplan with SunTrust Robinson Humphrey.
Wendy Caplan — SunTrust Robinson Humphrey — Analyst
     — supply chain issues but any capacity constraints in the systems?
Larry Kingsley — IDEX Corporation — Chairman, CEO
     Hi, Wendy. We’re still only getting the tail end of peoples questions, operator.
Wendy Caplan — SunTrust Robinson Humphrey — Analyst
     Oh, should I try to again?
Larry Kingsley — IDEX Corporation — Chairman, CEO
     Yes, please.
Wendy Caplan — SunTrust Robinson Humphrey — Analyst
Sure. Good morning. I think you said that you weren’t — you did not see any supply chain issues but I was wondering whether there were any capacity constraints that you were experiencing in your systems?

Larry Kingsley — IDEX Corporation — Chairman, CEO
No, Wendy. We are in great shape relative to capacity. Internal capacity as you know we can flex pretty quickly and there’s nothing that is going to keep us from achieving 2011 or 2012. And it is not going to require a huge investment frankly to chase our way into ‘12 at this point. We have some very isolated supply-chain issues around electronic components and perhaps we will see some specialty material allocation issues that will have a very minor impact on us for the course of the — through the course of the year. I think in general we are in very good shape.
Wendy Caplan — SunTrust Robinson Humphrey — Analyst
Those electronic components from Japan or — ?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Some of it is Japanese related. I think some of it is using Japan as an excuse, some consumer-products hog some of those passive electronic components.
Wendy Caplan — SunTrust Robinson Humphrey — Analyst
Sure. Sure. And your movement of the Pharma business from FMT to HST, I do not recall how large that was? Is it meaningful relative, will it make any difference in terms of the margin or any kind of growth issues there.
Larry Kingsley — IDEX Corporation — Chairman, CEO
Yes, that is a great question. There’s two ways to think about it. One, because we have been acquiring the body of that platform over the last several months if you were to kind of look at it against 2010 revenue, it is only about a $30 million shift impact but if you think about its contribution pre-further acquisitions for 2011, it is a $70 million ad in terms of its profile it would fit closely with how you would see HST today. Both in terms of growth and profitability.
Wendy Caplan — SunTrust Robinson Humphrey — Analyst
Okay, and you did say, Larry, that HST was your number one priority in terms of acquisitions. Is that, you know as you gaze, in the pipeline of properties, would that be the overwhelming place that we would see? Overwhelming category?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Yes, there’s a short and long-term answer to that question, Wendy. Long-term we love FMT and HST. So you are going to continue to see both. And the very short-term there is more, much more meaningful opportunities that we think are very much line of sight within HST.

Wendy Caplan — SunTrust Robinson Humphrey — Analyst
Okay. Okay. Thank you and one last question on China. You mentioned this large rescue project which I assume is part of Dingli. I remember when you acquired it and it was a $5 million business. I assume that it is larger than that today. And when we sell products through — to China it is through Dingli as opposed to our other subsidiaries?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Very good memory and great question. Again, Dingli has become a very meaningful element within our global rescue strategy and for IDEX for how we go after China and the greater Asia. The Dingli brand is essentially the product that we manufacture in China, the Ding Lei organization is the group that we use to sell all of our rescue brands and some of the fire product in Asia. It is a much, much larger business. I am not going to quantify it. It’s actually a business that’s performing extraordinarily well and with margins that are at or above IDEX.
Wendy Caplan — SunTrust Robinson Humphrey — Analyst
So the large project in China that continues is not simply Dingli product but full breath of IDEX rescue tools?
Larry Kingsley — IDEX Corporation — Chairman, CEO
It is a combination of technology from Germany and China and it is sold as Dingli and Lucas banded product.
Wendy Caplan — SunTrust Robinson Humphrey — Analyst
Great, thank you very much for the clarification.
Operator
Your next question comes from the line of Scott Graham with Jefferies.
Scott Graham — Jefferies & Co. — Analyst
So I was just wondering if you could give us a little bit of color on what you sow in the refined fuels business in the quarter, what you are seeing with water quoting domestically and the third question would be, does the organic orders increase of I think it was 9% in HST, does that concern you relative to what we saw in the sales growth?

Larry Kingsley — IDEX Corporation — Chairman, CEO
First on the fluid metering, couple questions with regard to refined fuels, it is very strong quarter activity, very healthy set of projects, much stronger internationally than in the US but it is growing at a very nice clip organically in the US. A lot of it is projects that had been, not frozen, but slowed down over the last couple of years. So, we’re seeing really good activity in what we call our energy business, as you know Scott it’s kind of midstream. Most of it in the post-refinery pre-retail portion of the market. With regard to water and the quoting activity there, if you look at the US market as a different picture than the rest of the world. The US spend will be down this year versus last as a function of, you know, both lack of stimulus as well as what is happening from a budgetary standpoint. Same time we’ve taken our win rate up by about 12 points year-over-year. So, we’ll actually show pretty nicely even in the US. Not a story we will tell all day long, but it will be a solid year in the US. The international opportunity set is very strong. And the international area I think we will see solid organic growth it’s a combination of the ongoing work that we’re doing in the UK but also increased penetration otherwise mainly in Europe. And then with regard to HST and the organic order profile, no to give you the short answer to the question with regard to particular the Q4 versus Q1 organic orders rate. You really have to look at when blankets are placed as it influences that organic behavior you know. There is variations every year when you look at quarter versus quarter. But if you look at the combination of Q4, Q1, take that six month period of time, versus the same six months, 12 months prior, you know, you see a very healthy growth among those. Out of the six month period and you see backlog building nicely and setting up that double digit equation that I talked about earlier. I think that we feel quite good.
Scott Graham — Jefferies & Co. — Analyst
Okay. That is helpful. I do have one other question and it’s on the M&A. Where it seems you are more than signaling something in the very near term here and you cited HST again. And I guess I am wondering, you know, you have a much broader platform under which to acquire businesses in FMT. So I know that you intended to say, you know, where more of the acquisition activity is expected to come from near term, but what are you seeing on the FMT side from an M&A standpoint?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Very good opportunity Scott. There is both continued product and technology acquisitions that make sense for us and there are some that are really key enabling businesses that take us into global areas that we are not as well penetrated. Beyond that, as we continue to expand the way we think about FMT you know the funnel is in good shape there. We have a great set of opportunities that I think you will certainly see some additions between now and the end of the year. My comments, you know, my answer to Wendy’s question were simply around the very short-term versus you know the ongoing M&A strategy. From an ongoing perspective, both HST and FMT are big, available markets for us to acquire in. I think if you look back at the end of the year or say a year from now you will see two very large segments with lots of room to grow both organically and acquisitively.
Scott Graham — Jefferies & Co. — Analyst
So the M&A, if we flash forward to the end of this year, would you expect to add as much in revenue to FMT as you seem to have pretty good line of sight in HST or will it be much more skewed toward HST?
Larry Kingsley — IDEX Corporation — Chairman, CEO
It is hard to predict the very end of the year activity. Certainly at this point it looks like there will be a little bit more HST content added.
Scott Graham — Jefferies & Co. — Analyst
     Okay. Thanks very much.

Operator
Your next question comes from the line of Matt Summerville with KeyBanc.
Matt Summerville — KeyBanc Capital Markets — Analyst
Good morning, just a couple follow-up questions. Larry, can you give just a little more color on the linearity and of and overall order trends for IDEX as you move through the quarter and what you’re seeing across the businesses thus far in April? Has the magnitude of strength, you know you experienced in Q1, has that continued over?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Linearity was reasonable. It’s a different story by segment and again, the HST quarter rates were more heavily influenced by blanket bookings that took place between Q4 and Q1 and through the course of Q1. FMT accelerated through Q1. April is off to a great start. I think that for the vast majority of the Company, we are, feeling pretty strong about how we are sitting up Q2 and the remainder of the year.
Matt Summerville — KeyBanc Capital Markets — Analyst
Larry, you talked quite a bit about acquisitions. There has been a lot of questions about that. Based on the opportunities that you see in front of you, how much capital could you see IDEX deploying over the next 12 to 24 months?
Larry Kingsley — IDEX Corporation — Chairman, CEO
We have always ranged this for obvious reasons given the nature of, you know, how assured one can be about M&A transactions when you are beyond the ones that are in the line of sight. But on the low end, certainly a few $100 million is possible. And we have with a combination of debt and cash, you know, plus this year’s cash generation the ability to do several $100 million.
Matt Summerville — KeyBanc Capital Markets — Analyst
And then just one final question. You talked a little bit I think in our prepared remarks about some things you are doing on the sourcing side to help reduce your cost structure. How much in sourcing savings do you anticipate IDEX obtaining this year versus last year? And I guess I’m trying to get a sense for whether or not the benefit from that is accelerating?
Larry Kingsley — IDEX Corporation — Chairman, CEO
If you look at the net between strategic sourcing savings offset by material inflation, I do not think you would say that it’s going to accelerate this year. We are going to see some minor improvement of the raw sourcing savings. A few $1 million versus 2010. But I do anticipate that we will continue to see material inflation. So, I would model it kind of just on a similar basis to what you saw in 2010 in terms of incremental contribution.

Matt Summerville — KeyBanc Capital Markets — Analyst
Thanks a lot, Larry.
Operator
Chris Wiggins with Oppenheimer.
Chris Wiggins — Oppenheimer & Co. — Analyst
I was just wondering if you could provide an update on your emerging market strategy and where you stand as far as the Indian manufacturing facility in Brazil particularly?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Sure. We have opened our new Indian facility. We have the formal ribbon cutting still a couple months out. But we’re up and running. We have added significantly to the front end of the business. And we will continue to build-out first, our fluid metering content there but we are also going to be moving some other product lines their that I am not in a position to talk externally about yet. Most of that with the intent of serving developing regions but it will also continue to enhance our cost position for what we bring home. And with regard to you know how that facility sets us up for India itself, I there we are where we want to be. And then your second question. Sorry?
Chris Wiggins — Oppenheimer & Co. — Analyst
On Brazil.
Larry Kingsley — IDEX Corporation — Chairman, CEO
Oh, on Brazil. Yes, we are not quite as far along in Brazil, but we have made the investments that we talked about. The team is being built now and we have people moving down there as we speak plus we are hiring locally and I think our opportunity set there is going to be fantastic. So we are, you know, we’re probably going to see a nice little pick up here toward the tail end of this year, but 2012 ought to be a great organic opportunity for Brazil.
Chris Wiggins — Oppenheimer & Co. — Analyst
Great. And at HST, any concerns I guess more specifically looking in 2012 with the NIH budget cuts?

Larry Kingsley — IDEX Corporation — Chairman, CEO
None at all.
Chris Wiggins — Oppenheimer & Co. — Analyst
Okay. And then the last question I have, just on the housekeeping side with the move of the Pharma platform to HST did that include the Fitzpatrick acquisition?
Larry Kingsley — IDEX Corporation — Chairman, CEO
It did.
Chris Wiggins — Oppenheimer & Co. — Analyst
Okay. Great. Thank you for your time.
Operator
Your next question comes from the line of Charlie Brady with BMO Capital.
Charlie Brady — BMO Capital Markets — Analyst
So, just quickly I guess on dispensing as we look at the margins of that business is it fair to say — I mean, do you think Q1 was kind of bumped along the bottom of where that margin ought to hit and we ought to at least stay that way or maybe get a little bit better as we move through the year?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Well, it is a volume dependent discussion. At the volume that he achieved in Q1 assuming similar mix and mix does play up or down a bit from that level. But at that revenue level that we witnessed in the first-quarter, that is probably the way I would think about margin rates for the business. The bigger issue as I have said now a couple times is that you know you start to see a little bit of recovery in North America and Europe. Sales pick up will flow through just hugely in terms of incremental margins. So we are frankly pretty pleased if you look at a $32 million quarter and achieving just under 18% out margin. That is a good basis to build from.

Charlie Brady — BMO Capital Markets — Analyst
Yes, no question. Fair enough. I guess just bigger picture as you look at that business, as you acquire more businesses in other areas like HST it becomes obviously a smaller and smaller piece of the business. And I’m just was wondering how you think of that business may be longer-term in the context of kind of the IDEX mix of businesses in terms of, you know, is it still kind of regarded as a core business you see going long-term or is it maybe something that you don’t own three to four years from now?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Well, we do not see the M&A opportunity to build on that business at all. You know, the comments I just made with respect to FMT and HST are as a function of the size of those markets and how we can build out. And you know I think the dispensing business is a great niche market. It is going to certainly going to cyclically recover here. So it’s going to be a very attractive business. In terms of calling it core versus non-core, certainly it is not as bi, it’s going to be a very large contributor to the Company no matter what the plan for it is long-term.
Charlie Brady — BMO Capital Markets — Analyst
Thanks.
Operator
Your next question comes from the line of Walt Liptak with Barrington.
Walt Liptak — Barrington Research Associates, Inc. — Analyst
I wanted to ask you one that maybe it’s a little bit tough to discern but when you look at your organic order or you organic sales, how much would you — especially in HST and FMT how much would you say is cyclical growth versus other things that are within your control like new products or market share that are more sustainable?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Sure. If you look at HST, Walt, we actually talked a couple quarters ago and more specifically about a bridge from market growth rate at the foot of that bridge and our achievement at the top. And we talked about the new customer contribution, the new platform, kind of the shared wallet increase that we got by way of increased content on the customer platforms and essentially expanding the served market by way of some of the product innovations. And we bridged essentially from you know, essentially 10 points at the time. I will tell you, that if you think about a double digit performance achievement this year out of the business, that at least four or five points, even at that rate is going to come by way of our own initiatives. And so the markets are growing in the high single-digit range now. We’re growing, obviously substantially better than that. If the markets softened to some degree for whatever reason and 2012 I still think we can outgrow the market by a few or several points. Now, off the same issues that we’ve talking about historically. The team is doing really well. We’ve got great technology, we continue to work with the OEMs in terms of helping them think through their hardware going forward where we’re taking an really a very much larger portion of that hardware responsibility and their focused more exclusively on their software, and what that brings to the total product solution.
With regard to FMT, you know, I give you probably a little murkier answer to be quite frank because the broad, broad base of business activity. I think if you add up all the markets that we serve you’ll probably get to a current organic performance that is in again, the high single digit range.

Maybe coincidentally the math for what we’re bridging into our own performance is about the same. I think that the question regarding how you model FMT going forward has a lot more to do around assumptions of where our sales content is by those end-markets I talked about and which geographies. I think if we continue to see the very strong international growth which we anticipate we will, and we see good contribution out of energy and the process control segments, chemical at the top of that list. I think you will see a very, very strong organic contribution for FMT which is better than what you would model in terms of a broad FMT exposure. But even, but even within FMT you have got Ag and what are smaller segments for us that are doing just fantastically well.
Walt Liptak — Barrington Research Associates, Inc. — Analyst
Okay. And then going back to the HST. The revenue that you are getting, the organic revenue is leveraging pretty nicely. Would you expected that you could continue that leverage rate going into 2012?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Yes.
Walt Liptak — Barrington Research Associates, Inc. — Analyst
Okay. Okay. Thanks they much.
Operator
Your next question comes from Mark Barbalato with Vertical Research Partners.
Mark Barbalato — Vertical Research Partners — Analyst
Hi, good morning. Thanks for taking my question. I guess my first question is what percentage of the revenue is coming from new products and can you give us a sense of what the margin differential is between new products and existing products?
Larry Kingsley — IDEX Corporation — Chairman, CEO
Yes, in terms of the contribution in the current sales that is about 20% right now. On the order base, you know, we do not have clear visibility to that but it’s probably a little bit north of that, and the margin contribution is actually very strong. Stronger than the base.
Mark Barbalato — Vertical Research Partners — Analyst
Stronger than the base. Okay. And then I guess when I think about HST, the organic revenue growth was, you know, very strong and has been very strong. And, you know, organic orders up 9% you know seems to be a little bit of a disconnect at least maybe for this one quarter. If I look at incremental margins in Q1 and adjust for deals, I’m kind of at low 30%. Not sure if that’s, you know, in the ballpark. How should I think about incremental margins going forward at HST? You know, if orders are decelerating.
Larry Kingsley — IDEX Corporation — Chairman, CEO
Well, first of all, I think back to the orders question first.
Mark Barbalato — Vertical Research Partners — Analyst
Okay.
Larry Kingsley — IDEX Corporation — Chairman, CEO
I don’t think you are going to see orders decelerating. You are still going to set up at double digit sales equation that we spoke to. And do not get too hung up with Q4 versus Q1 organic orders rate. You know, you’re likely to see Q2 organic orders back up. And the organic orders equation has got a lot of variables to it that it’s tough to trend that and make sense of it. I can just tell you simply that building backlog, healthy backlog, you will see a nice book to bill equation, if you will, through the course of the year and we do not have concerns about deceleration at this point. With regards to the leverage that we can achieve, it should be mid-30s still. The organic sales to the P bit line. That is pretty typical of what we’re seeing across the board. On an all up Company basis, we look at the organic flow through. It was 32-ish, and if you take out, you know we talked a little bit in the prepared remarks about the special kind of out-of-pocket acquisition related cost. So, if you take those into consideration the organic filter was 38.
Mark Barbalato — Vertical Research Partners — Analyst
Thank you very much.
Operator
There are no further questions at this time.
Larry Kingsley — IDEX Corporation — Chairman, CEO
Okay. Thank you, operator. Thanks everyone for joining. We certainly appreciate your interest in the Company. We are very pleased with our first quarter results. We look forward to continued success for the remainder of the year. As I said our organic prospects for the year remain strong and we will grow very profitably. We are working to close both the short-term and the long-term acquisitions which look quite good and they will be meaningful additions to the Company. So again, thanks for participating and good news to come.
Operator
This concludes today’s IDEX first-quarter 2011 earnings conference call. You may now disconnect.